Exhibit 23.1

January 27, 2010


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Shawcore Development Corp. on Form S-1/A of our audit report, dated October 2, 2009, relating to the accompanying audited financial statements (and related statements included there in) as of August 31, 2009 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1/A and this Prospectus.



/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC
Henderson, NV
January 27, 2010